EHIBIT 23.1 -INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-54392, 333-27291, and 333-21273 on Form S-3 and in Registration Statement Nos. 333-47596, 333-03465, and 333-61611 on Form S-8 of Shurgard Storage Centers, Inc. of our report dated March 12, 2002, appearing in this Annual Report on Form 10-K of Shurgard Storage Centers, Inc. for the year ended December 31, 2001.

/s/DELOITTE & TOUCHE

DELOITTE & TOUCHE

Seattle, Washington

March 28, 2002